UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2021

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2116 South 17th Street

Mattoon, Illinois 61938

(Address of Principal Executive Offices) (Zip Code)

(217) 235-3311

(Registrant’s telephone number, including area code)

121 South 17th Street

Mattoon, Illinois 61938-3987

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – $0.01 par value	CNSL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the Consolidated Communications Holdings, Inc. Long-Term Incentive Plan

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Consolidated Communications Holdings, Inc. (the “Company”) held on April 26, 2021, the stockholders of the Company approved the Consolidated Communications Holdings, Inc. Long-Term Incentive Plan (as amended and restated effective February 21, 2021 and subsequently ratified by the Company’s board of directors on April 25, 2021) (the “Plan”).

Description of the Plan

The following is a summary of the Plan. It is qualified by reference to the full text of the Plan, which is attached as Exhibit C to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 17, 2021, as supplemented on March 25, 2021.

Administration.   The Plan is administered by a committee comprised of two or more directors who satisfy the “non-employee director” definition under Rule 16b-3 of the Securities Exchange Act of 1934. The Plan is currently administered by the compensation committee. The compensation committee has full authority to select the individuals who will receive awards under the Plan, determine the form and amount of each of the awards to be granted and establish the terms and conditions of awards.

Number of Shares.   The number of shares of the Company’s common stock that may be issued under the Plan has been increased by 5,400,000 shares, from 4,650,000 to 10,050,000 shares.

Shares issuable under the Plan may be authorized but unissued shares or treasury shares.  If there is a lapse, forfeiture, expiration, termination or cancellation of any award made under the Plan for any reason, the shares subject to the award will again be available for issuance. Any shares subject to a stock award or stock unit award that are delivered to the Company by a participant, or withheld by the Company on behalf of a participant, as payment of withholding taxes due in connection with the award will again be available for issuance. Any shares used to pay the exercise price of a stock option or the withholding taxes due in connection with the exercise of a stock option or a stock appreciation right, or shares repurchased by the Company with proceeds received from a stock option exercise, shall not again be available for issuance. The number of shares of common stock issuable under the Plan is subject to adjustment, in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction. In each case, the Company has the discretion to make adjustments it deems necessary to preserve the intended benefits under the Plan.

Subject to certain adjustments, (i) the maximum number of shares issued as stock options to any employee in any calendar year is 300,000 (25,000 shares in the case of a non-employee director); (ii) the maximum number of shares pursuant to which stock appreciation rights are issued to any employee in any calendar year is 300,000 (25,000 shares in the case of a non-employee director); and (iii) no stock awards or stock unit awards made to an employee in any calendar year can relate to shares having a fair market value on the date of grant that exceeds $6,000,000 ($500,000 in the case of a non-employee director). In addition, no more than 300,000 non-forfeitable shares of stock may be issued to employees pursuant to stock grants or stock unit grants (25,000 shares in the case of a director) in any calendar year, and no more than $5,000,000 may be paid to an employee for each year in any performance period under a Cash Incentive Program.

Eligibility.   All employees of the Company designated by the compensation committee and all non-employee directors of the Company are eligible to receive awards under the Plan. On March 1, 2021, approximately 74 employees and all non-employee directors were eligible to participate in the Plan.

Awards to Participants.   The Plan provides for awards of stock options, stock appreciation rights, stock awards and stock unit awards to all participants and for cash awards to participants who are employees. Each stock-based award made under the Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the compensation committee in its sole discretion, consistent with the terms of the Plan.

Stock Options.  The compensation committee has the discretion to grant non-qualified stock options and incentive stock options to participants and to set the terms and conditions applicable to the options, including the type of option, the number of shares subject to the option and the vesting schedule; provided that (i) the exercise price of each stock option shall not be less than the closing sales price of the Company’s common stock on the date which the option is granted (“fair market value”), (ii) the vesting period for each option will be at least one year (unless the compensation committee determines that a shorter period better serves the Company’s interest), and (iii) each option shall expire 10 years from the date of grant.

An incentive stock option, which may be granted only to employees, is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) shall not exceed $100,000, and if this limitation is exceeded, that portion of the incentive stock option that does not exceed the applicable dollar limit shall be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all class of stock of the Company, the exercise price of the incentive stock option shall be 110% of the closing price of the common stock on the date of grant and the incentive stock option shall expire no later than five years from the date of grant; and (iii) no incentive stock option shall be granted after 10 years from the date the Plan was adopted.

Stock Appreciation Rights.  The compensation committee has the discretion to grant stock appreciation rights to participants. Each right entitles the participant to receive, on exercise, the difference between the fair market value of the common stock on the date of exercise and the exercise price thereof, multiplied by the number of shares with respect to which the right is being exercised. The stock appreciation right will be paid in cash or in shares of common stock (based upon the fair market value on the date of exercise) or a combination thereof, as set forth in the award agreement. The compensation committee has the discretion to set the terms and conditions applicable to stock appreciation rights, provided that (i) the exercise price of each stock appreciation right will be not less than the fair market value of the common stock on the date of grant, (ii) the vesting period for each stock appreciation right will be at least one year (unless the compensation committee determines that a shorter period better serves the Company’s interest), and (ii) each stock appreciation right will expire 10 years from the date of grant.

Stock Awards.   The compensation committee has the discretion to grant stock awards to participants. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the compensation committee. Subject to the restrictions, a participant will be a stockholder with respect to the shares awarded to him and will have the rights of a stockholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on any stock award will be held by the Company and will be paid only to the holder of the stock award to the extent the restrictions on such stock award lapse. The vesting period for any time-based stock award will be at least three years (unless the compensation committee determines that a shorter period better serves the Company’s interest).

Stock Unit Awards.   The compensation committee has the discretion to grant stock unit awards to participants. Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock of the Company or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the compensation committee. A participant will not be a stockholder with respect to the stock units awarded to him prior to the date they are settled in shares of common stock. Until the restrictions on the stock units lapse, dividend equivalents otherwise payable on any stock unit award will be held by the Company and will be paid only to the holder of the stock unit award to the extent the restrictions on such stock unit award lapse. The vesting period for any time-based stock unit award will be at least three years (unless the compensation committee determines that a shorter period better serves the Company’s interest).

Cash Incentive Awards.   The compensation committee has the discretion to adopt one or more Cash Incentive Programs, pursuant to which employees will be eligible for cash payments based upon the level of attainment of pre-established performance goals set by the compensation committee with respect to a performance period (which the compensation committee sets with a duration of one to five years). The compensation committee has the discretion to set the terms and conditions applicable to the cash incentive award, including the eligible employees, the performance criteria and goals and the amount of payments to be made upon attainment of the goals.

Payment for Stock Options and Withholding Taxes.   The compensation committee may make one or more of the following methods available for payment of the exercise price of a stock option, and for payment of the minimum required tax obligation associated with an award: (i) in cash; (ii) in cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price or tax withholding; (iii) by directing the Company to withhold shares of common stock otherwise issuable in connection with the award having a fair market value equal to the amount required to be withheld; and (iv) by delivery of previously acquired shares of common stock that are acceptable to the compensation committee. The Company has the discretion to permit a participant to pay additional withholding tax, up to the applicable maximum statutory rate.

Provisions Relating to a “Change in Control” of the Company.   The Plan provides that if there is a change in control of the Company, and there is no assumption of outstanding awards by the successor entity, or conversion of outstanding awards into comparable equity awards of the successor entity, then as of the effective date of the change in control all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the effective date of the change in control, in which case the restrictions will lapse based on actual attainment of the performance goal). If required by the terms of the transaction, the compensation committee has the right to cancel such grants after having given the participants a reasonable time to exercise the options and stock appreciation rights and take necessary action to receive stock or cash pursuant to stock and stock unit awards. The Plan also provides that if in connection with the change in control the Plan awards are assumed or converted by the successor entity as described above, and within 24 months following the effective date of the change in control the participant’s employment is terminated without cause or the participant terminates employment for good reason, or a participant who is a director is asked to resign for other than cause, all stock options and stock appreciation rights will vest and all restrictions on all outstanding stock awards and stock unit awards will lapse, and if any restrictions relate to satisfying performance goals, the performance goals will be deemed satisfied at target levels (unless the target level was exceeded for any performance goal before the date of termination of employment or service, in which case the restrictions will lapse based on actual attainment of the performance goal). See Section 15 of the Plan for the definition of “change in control”.

Transferability.   No award granted under the Plan may be transferred, except by will and the laws of descent and distribution, or as permitted by the compensation committee with respect to a stock-based award transferred without value by the participant during his lifetime for estate planning purposes.

Amendment of Award Agreements; Amendment and Termination of the Plan; Term of the Plan.   The Committee may amend any award agreement at any time, provided that no amendment may adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable regulation or stock exchange rule.

The Board may terminate, suspend or amend the Plan from time to time, without the approval of the stockholders, unless such approval is required by applicable law or stock exchange rule, provided that (i) no amendment shall be made to the Plan’s change in control provisions after the date of the change in control which would adversely affect any rights that would vest on the effective date of the change in control, and (ii) no amendment shall result in the modification or cancellation of an award without the written consent of the participant, unless there is a dissolution, liquidation, change in control or change in capital structure of the Company. Notwithstanding the foregoing, there shall be no amendment to the Plan or any award agreement that results in the repricing of stock options without stockholder approval (except in the case of an equitable adjustment to the awards to reflect changes in the capital structure of the Company or similar events).

No awards may be granted under the Plan on or after April 30, 2028.

Awards Granted Under the Plan.   It is not possible to determine the amount or dollar value of awards that will be made under the Plan, since the Plan does not require that any awards be made to any individual and all awards under the Plan are at the discretion of the compensation committee.

Summary of Federal Income Tax Consequences

The following is a summary of the federal income tax consequences of the Plan.   It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

Non-Qualified Stock Options.   A participant will not recognize any income at the time the participant is granted a non-qualified stock option. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. The Company generally will receive a tax deduction for the same amount of ordinary income recognized by the participant.

When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.

Incentive Stock Options.   A participant will not recognize any income at the time the participant is granted an incentive stock option. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

Stock Appreciation Rights.   A participant will not recognize any income at the time of the grant of the stock appreciation right. Upon exercise of the stock appreciation right, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

Stock Awards/Units.   If the participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of any restriction period without forfeiture. If the participant receives a stock unit award, he generally will recognize ordinary income when he receives shares or cash pursuant to the settlement of the award, provided that if the shares are subject to any restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, or the amount of cash received. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

If a participant who receives a stock award subject to restrictions makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant, and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and the Company will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.

Cash Incentive Awards.   A participant who receives a cash incentive award will recognize ordinary income equal to the amount received. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

At the Annual Meeting, the stockholders of the Company approved (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock to 150,000,000 shares and (ii) an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to eliminate the Company’s classified board structure (the “Charter Declassification Amendment”). Complete copies of each of such amendments are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively.

As a result of the approval of the Declassification Charter Amendment, effective as of April 26, 2021, the board of directors of the Company made certain conforming changes to the Company’s Amended and Restated Bylaws, as amended, to reflect the declassification of the Company’s board of directors as described in Section 3.01, Section 3.02 and Section 9.01 therein. A complete copy of the Amended and Restated Bylaws, as amended, is attached hereto as Exhibit 3.3.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, 69,618,254 shares of common stock, $0.01 par value, or approximately 87.88% of the 79,213,100 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxy. Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting and the final voting results on each such matter.

Proposal No. 1: Election of Director. The number of votes cast for the nominee named in the Company’s proxy statement as a director, as well as the number of votes withheld and broker non-votes, were as follows:

Name of Nominee	Votes For	Withheld	Broker Non-Votes
David G. Fuller	56,884,953	4,357,459	8,375,842

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm. With respect to the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021, the number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
68,990,036	523,356	104,862

There were no broker non-votes as to Proposal No. 2.

Proposal No. 3: Advisory Vote on the Approval of Named Executive Officer Compensation. With respect to the advisory vote to approve the compensation of the Company’s named executive officers described in the Company’s proxy statement, the number of votes cast for and against this matter, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,864,969	1,650,370	727,073	8,375,842

Proposal No. 4: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to Increase the Number of Authorized Shares of Common Stock to 150,000,000 Shares. With respect to the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock to 150,000,000 shares, the number of votes cast for and against this matter, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
65,215,595	3,855,160	547,499	8,375,842

Proposal No. 5: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation, as Amended, to Eliminate the Company’s Classified Board Structure. With respect to the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to eliminate the Company’s classified board structure, the number of votes cast for and against this matter, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,955,551	645,845	641,016	8,375,842

Proposal No. 6: Approval of the Issuance to Searchlight Capital Partners of Additional Shares of Common Stock Equal to 20% or More of the Company’s Outstanding Common Stock Pursuant to Nasdaq Listing Rule 5365. With respect to the approval of the issuance to Searchlight Capital Partners of additional shares of common stock equal to 20% or more of the Company’s outstanding common stock pursuant to Nasdaq Listing Rule 5365, the number of votes cast for and against this matter, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,191,038	3,139,034	559,498	8,375,842

Proposal No. 7: Approval of a Share Increase under the Consolidated Communications Holdings, Inc. Long-Term Incentive Plan. With respect to the approval of a share increase under the Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan, the number of votes cast for and against this matter, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,806,048	1,970,106	466,258	8,375,842

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Consolidated Communications Holdings, Inc., as amended as of April 26, 2021

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Consolidated Communications Holdings, Inc., as amended as of April 26, 2021
3.3	Amended and Restated Bylaws of Consolidated Communications Holdings, Inc., as amended as of April 26, 2021
10.1

Consolidated Communications Holdings, Inc. Long-Term Incentive Plan (as amended and restated effective February 21, 2021) (incorporated by reference to Exhibit C to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on March 17, 2021 and the Company’s additional definitive proxy soliciting materials on Schedule 14A dated March 25, 2021)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and other attachments are omitted. The Company agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

Date: April 30, 2021	By:	/s/ Steven L. Childers
Steven L. Childers
Chief Financial Officer